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                               AMENDMENT NUMBER 1

                                TO THE BYLAWS OF

                          CASTLE HILL ASSOCIATES, INC.

         CASTLE HILL ASSOCIATES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), acting pursuant to, and adopted in accordance with, Sections 109(a) and 228 of the General Corporation Law of the State of Delaware and
Section 10.1 of the By-Laws of the Corporation, does hereby amend its bylaws as follows:

         Article VII of the By-laws of CASTLE HILL ASSOCIATES, INC. is hereby amended and replaced in its entirety by substituting in lieu of said Article the following new Article:

                                   ARTICLE VII

         SECTION 7.1 FISCAL YEAR. The fiscal year of the Corporation shall begin on the first day of May in each year and end on the last day of April in each year.

         IN WITNESS WHEREOF, the Corporation has caused this Amendment to be signed by its President and attested by its Secretary this twentieth day of April, 2000.

                                     /s/ Patricia Meding
                                     ---------------------------------

                                         Patricia Meding, President

Attest:


/s/ Patricia Meding
--------------------------------
Patricia Meding, Secretary